SECURED PROMISSORY NOTE

U.S. $2,750,000	September 5, 2007
Boston, Massachusetts

FOR VALUE RECEIVED, Del-Inc Acquisition LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of JMC Venture Partners LLC, a Delaware limited liability company (the “Lender”) the principal amount of Two Million Seven Hundred and Fifty Thousand Dollars (U.S. $2,750,000), plus interest, default interest (if any), late charges (if any), fees and costs as set forth and in accordance with that certain Secured Promissory Note Loan, Pledge and Security Agreement, dated September 5, 2007 by and between the Borrower and Lender (the “Loan Agreement”), on the dates and in the amounts set forth in the Loan Agreement. All payments due hereunder shall be delivered to Lender at the place, in immediately available funds, in the manner specified in the Loan Agreement.

Presentation, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by Borrower. No delay or omission by Lender in exercising its rights under this Note shall operate as a waiver of such rights, nor shall the exercise of any right with respect to this Note waive or preclude the later exercise of such right or any other right.

The payment and performance of this Note is secured by all assets owned by the Borrower, and guaranteed by Solomon Technologies, Inc. and Corporacion Delinc S.A. de CV. The guaranty of Corporacion Delinc S.A. de CV is secured by all of its assets.

This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

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BORROWER

DEL-INC ACQUISITION LLC

By: ___________________________________
Name: Gary G. Brandt
Title: President

[Signature page to Secured Promissory Note]